EXHIBIT 4(e)


      THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 3, 2003 (this "First Supplemental Indenture"), is by and among SEARS ROEBUCK
ACCEPTANCE CORP., a corporation organized and existing under the laws of the State of Delaware (the "Company"), SEARS, ROEBUCK AND CO., a corporation organized and existing under the laws of the State of New York ("Sears") and BNY MIDWEST TRUST COMPANY, an Illinois trust company (the "Trustee").

                PRELIMINARY STATEMENT

      The Company and the Trustee have entered into an Indenture, dated as of October 1, 2002 (the "Indenture"). Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated. In Section 11.1 of Article XI of the Indenture it is provided that, among other things, the Company, when authorized by resolution of its Board, and the Trustee, subject to the conditions and restrictions in the Indenture contained, may from time to time and at any time enter into an indenture or indentures supplemental thereto for the following purposes among others: to add to the covenants and agreements of the Company for the benefit of the Holders of all or any series of Securities.

     The Company created and issued under and in accordance with the provisions of the Indenture, the Securities identified on Annex A hereto (collectively, the "Notes").

     Sears now desires to guarantee payment of principal, interest and premium (if any) on the Notes irrevocably and unconditionally and to enter into this First Supplemental Indenture to evidence this guarantee of the Notes.

    NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

1.The following shall be added as additional definitions in
Section 1.1 of Article I of the Indenture:

Benefitted Party

The term "Benefitted Party" shall have the meaning specified in
Section 14.13.

First Supplemental Indenture

The term "First Supplemental Indenture" shall mean the First
Supplemental Indenture, dated November 3, 2003, by and among the Company, Sears and the Trustee.

Notes

The term "Notes" shall have the meaning specified in the Preliminary Statement of the First Supplemental Indenture and shall include all Securities outstanding under the Indenture on the date hereof and any Security issued upon registration of transfer or exchange of any such Security or upon replacement of a lost, stolen, mutilated or destroyed such Security, but shall not mean any Securities authorized and issued after the date hereof.

Guarantee

The term "Guarantee" shall mean the guarantee of Sears set forth in Section 14.13.

2.The following shall be added as new Section 14.13 of Article XIV of the Indenture:

  Section 14.13. Guarantee. Subject to the provisions of this Indenture and any supplemental indenture hereto, Sears hereby irrevocably and unconditionally guarantees to each Holder of a Note outstanding on the date of the First
Supplemental Indenture or any Note thereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of (and premium, if any) and interest on the Notes shall be paid in full when due, whether at maturity, by acceleration or otherwise, and (ii) in case of any extension of time in payment or renewal of any Notes or pursuant to any cure period provisions of the Notes or the Indenture, they shall be paid in full when due in accordance with the terms of the extension or renewal or cure period. Failing payment when due of any amount so guaranteed, Sears shall be obligated to pay the same. Sears agrees that this is a guarantee of payment and not a guarantee of collection. For the avoidance of doubt, the Guarantee does not extend to nor shall it benefit the Holder of any Security issued under the Indenture other than the Notes, including any Security authorized and issued after the date hereof, unless the terms of such Security specifically make this Guarantee applicable thereto and Sears consents to such application.

   Sears hereby agrees that its obligations with regard to the Guarantee shall be unconditional, irrespective of any circumstances which might otherwise constitute a legal or equitable defense of a guarantor. In the event of a default in the payment of principal, interest or premium (if any) the Trustee or any Holder of Notes may seek to enforce the Guarantee against Sears without first proceeding against the Company.
Sears further, to the extent permitted by law, hereby waives (a) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of the Trustee, the Holders or the Company (each a "Benefitted Party") to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person,
(b) notice of the existence, creation or incurring of any new or additional indebtedness or obligation, (c) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal,
(d) any defense arising because of a Benefitted
Party's election, in any proceeding instituted under Federal bankruptcy law, of the application of 11 U.S.C. Section 1111(b)(2) or (e) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364. Sears hereby covenants that the Guarantee shall not be discharged except by complete payment of principal, interest and premium (if any) in accordance with the provisions contained in the Notes, the Guarantee, this Indenture and any supplemental indenture hereto.

    If any Holder or the Trustee is required by any court or otherwise to return to either the Company or Sears, or any custodian acting in relation to either the Company or Sears, any amount paid by the Company or Sears to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Sears agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

   The Guarantee is a continuing guarantee and shall remain in full force and effect and shall be binding upon Sears and its successors and assigns until full and final payment of all of principal, interest and premium (if any) under the Notes and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

  Sears acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this
First Supplemental Indenture. Sears, and by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer
Act or any similar Federal, state or foreign law to the extent applicable to the Guarantee. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of Sears under the Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of Sears that are relevant under such laws, result in the obligations of Sears in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

3.	Effect of First Supplemental Indenture

   Sears hereby agrees that by virtue of its execution and delivery of this First Supplemental Indenture, it shall be deemed to have signed on each Note issued under the Indenture the notation of the Guarantee and accordingly, the Guarantee shall be deemed to be a part of each Note.

4.	Miscellaneous

Ratification of Indenture; First Supplemental Indenture; Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

Governing Law. This First Supplemental Indenture shall be governed in accordance with the internal laws of the State of Delaware.

Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.


Counterparts. This First Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

Effect of Headings. All descriptive headings of this First Supplemental Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    IN WITNESS HEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and the corporate seal of the Trustee to be hereunto affixed and attested, all as of the day and year first above written.


                SEARS ROEBUCK ACCEPTANCE CORP.
                By: /s/ Keith E. Trost
                   -------------------
               Name:  Keith E. Trost
               Title:  President


Attest:

/s/Kristin L. Kruska
--------------------
Name:  Kristin L. Kruska
Title:   Assistant Secretary


                SEARS, ROEBUCK AND CO.
                By:  /s/Glenn R. Richter
                   ---------------------
                Name:  Glenn R. Richter
                Title:    Senior Vice President and Chief Financial Officer



Attest:

/s/April Hanes-Dowd
-----------------------
Name:  April Hanes-Dowd
Title: Secretary


               BNY MIDWEST TRUST COMPANY,
               As Trustee

               By: /s/M. Callahan
                   ----------------------
                  Name: M. Callahan
                  Title:  Assistant Vice President


Attest:
 /s/ D. G. Donovan
--------------------
Name:  D. G. Donovan
Title:  Assistant Vice President


                                           ANNEX A


                              MATURITY
 SERIES                        DATE       COUPON    CUSIP#     PRINCIPAL
--------------               --------     -------   -------    ---------
Medium Term Notes Series VI    1/7/04    Variable  81240QMS8 $  201,385,000
Medium Term Notes Series VI    1/7/04    Variable  81240QMS8 $   57,000,000
Medium Term Notes Series VI   2/23/04    Variable  81240QMT6 $   60,100,000
Medium Term Notes Series VI   2/23/04    Variable  81240QMT6 $   95,500,000
Medium Term Notes Series VI   2/23/04    Variable  81240QMT6 $    3,000,000
Medium Term Notes Series VI   2/23/04    Variable  81240QMT6 $   20,000,000
Medium Term Notes Series VI   2/23/04    Variable  81240QMT6 $   15,000,000
Medium Term Notes Series VI   3/23/04    Variable  81240QMU3 $   50,000,000
Medium Term Notes Series VI   4/23/04    Variable  81240QMV1 $   85,500,000
Medium Term Notes Series VI   4/23/04    Variable  81240QMV1 $   45,000,000
Medium Term Notes Series VI   4/23/04    Variable  81240QMV1 $   25,000,000
Medium Term Notes Series VI   5/11/04    Variable  81240QMW9 $  132,000,000
Medium Term Notes Series VI   5/11/04    Variable  81240QMW9 $   31,500,000
Medium Term Notes Series VI   5/11/04    Variable  81240QMW9 $      500,000
Medium Term Notes Series VI   5/11/04    Variable  81240QMW9 $    2,000,000
Medium Term Notes Series VI   5/11/04    Variable  81240QMW9 $    5,000,000
Medium Term Notes Series VI   5/12/04    Variable  81240QMX7 $   25,000,000
Medium Term Notes Series VII  2/20/04    Variable  81240QMY5 $   98,050,000
Medium Term Notes Series VII  2/20/04    Variable  81240QMY5 $      200,000
Medium Term Notes Series VII  2/20/04    Variable  81240QMY5 $    6,500,000
Medium Term Notes Series VII  2/20/04    Variable  81240QMY5 $   40,000,000
Medium Term Notes Series VII  2/20/04    Variable  81240QMY5 $    5,000,000
Medium Term Notes Series VII  2/25/04    Variable  81240QMZ2 $   35,500,000
Medium Term Notes Series VII  2/25/04    Variable  81240QMZ2 $    1,000,000
Medium Term Notes Series VII  2/25/04    Variable  81240QMZ2 $   77,000,000
Medium Term Notes Series VII  2/25/04    Variable  81240QMZ2 $   50,000,000
Medium Term Notes Series VII  2/25/04    Variable  81240QMZ2 $   25,000,000
Medium Term Notes Series VII  2/25/04    Variable  81240QMZ2 $   61,700,000
Medium Term Notes Series VII   3/9/04    Variable  81240QNA6 $    6,000,000
Medium Term Notes Series VII   3/9/04    Variable  81240QNA6 $    6,000,000
Medium Term Notes Series VII   3/9/04    Variable  81240QNA6 $   50,000,000
Medium Term Notes Series VII   3/9/04    Variable  81240QNA6 $   69,700,000
InterNotes Series I          12/15/05      5.650%  8124JFAA4 $   35,384,000
InterNotes Series I          12/17/07      6.600%  8124JFAB2 $   32,125,000
InterNotes Series I          12/17/12      7.400%  8124JFAC0 $   45,163,000
InterNotes Series I          12/15/09      7.250%  8124JFAD8 $   34,341,000
InterNotes Series I          12/15/05      5.750%  8124JFAE6 $   42,917,000
InterNotes Series I          12/17/07      6.700%  8124JFAF3 $   25,351,000
InterNotes Series I          12/17/12      7.500%  8124JFAG1 $   54,895,000
InterNotes Series I          12/15/09      7.300%  8124JFAH9 $   27,994,000
InterNotes Series I           1/16/06      6.000%  8124JFAJ5 $   16,419,000
InterNotes Series I           1/15/08      7.000%  8124JFAK2 $   17,834,000
InterNotes Series I           1/15/13      7.500%  8124JFAL0 $   14,229,000
InterNotes Series I           1/15/10      7.400%  8124JFAM8 $   10,459,000
InterNotes Series I           1/17/06      5.900%  8124JFAN6 $   23,187,000
InterNotes Series I           1/15/08      6.900%  8124JFAP1 $   19,777,000
InterNotes Series I           1/15/13      7.500%  8124JFAQ9 $   21,498,000
InterNotes Series I           1/15/10      7.400%  8124JFAR7 $   19,068,000
InterNotes Series I           1/17/06      5.900%  8124JFAS5 $   50,190,000
InterNotes Series I           1/15/08      6.750%  8124JFAT3 $   56,371,000
InterNotes Series I           1/15/13      7.500%  8124JFAU0 $   36,380,000
InterNotes Series I           1/15/10      7.450%  8124JFAV8 $   40,699,000
InterNotes Series I           1/17/06      5.400%  8124JFAW6 $   59,717,000
InterNotes Series I           1/15/08      6.150%  8124JFAX4 $   43,647,000
InterNotes Series I           2/15/05      4.950%  8124JFAY2 $   89,413,000
InterNotes Series I           2/15/08      6.200%  8124JFAZ9 $   39,998,000
InterNotes Series I           2/15/06      5.400%  8124JFBA3 $   50,182,000
InterNotes Series I           2/15/08      6.100%  8124JFBB1 $   27,315,000
InterNotes Series I           2/15/06      5.500%  8124JFBC9 $   40,414,000
InterNotes Series I           2/15/08      6.250%  8124JFBD7 $   24,063,000
InterNotes Series I           2/15/06      5.800%  8124JFBE5 $   58,535,000
InterNotes Series I           2/15/08      6.650%  8124JFBF2 $   46,362,000
InterNotes Series I           3/15/06      5.400%  8124JFBG0 $   40,439,000
InterNotes Series I           3/17/08      6.200%  8124JFBH8 $   24,349,000
InterNotes Series I           3/15/13      7.150%  8124JFBJ4 $   13,819,000
InterNotes Series I           3/15/10      7.000%  8124JFBK1 $   20,171,000
InterNotes Series I           3/15/06      5.200%  8124JFBL9 $   26,670,000
InterNotes Series I           3/17/08      6.000%  8124JFBM7 $   15,595,000
InterNotes Series I           3/15/13      7.050%  8124JFBN5 $    8,358,000
InterNotes Series I           3/15/10      6.800%  8124JFBP0 $    6,002,000
InterNotes Series I           3/15/06      5.750%  8124JFBQ8 $   27,233,000
InterNotes Series I           3/17/08      6.650%  8124JFBR6 $   18,041,000
InterNotes Series I           3/15/10      7.375%  8124JFBS4 $   10,572,000
InterNotes Series I           3/15/13      7.750%  8124JFBT2 $   10,792,000
InterNotes Series I           4/17/06      4.800%  8124JFBU9 $   17,315,000
InterNotes Series I           4/15/08      5.600%  8124JFBV7 $   11,146,000
InterNotes Series I           4/17/06      4.350%  8124JFBW5 $    8,084,000
InterNotes Series I           4/15/08      5.250%  8124JFBX3 $    7,349,000
InterNotes Series I           4/15/10      5.850%  8124JFBY1 $    2,062,000
InterNotes Series I           4/15/13      6.450%  8124JFBZ8 $    8,666,000
InterNotes Series I           5/15/06      4.050%  8124JFCA2 $    5,190,000
InterNotes Series I           5/15/08      5.000%  8124JFCB0 $   17,614,000
InterNotes Series I           5/17/10      5.625%  8124JFCC8 $    2,288,000
InterNotes Series I           5/15/13      6.200%  8124JFCD6 $   12,360,000
InterNotes Series II          5/15/06      3.850%  8124JFCE4 $    5,562,000
InterNotes Series II          5/15/08      4.800%  8124JFCF1 $    5,681,000
InterNotes Series II          5/17/10      5.450%  8124JFCH7 $    4,309,000
InterNotes Series II          5/15/13      6.000%  8124JFCJ3 $    8,851,000
InterNotes Series II          5/15/06      3.750%  8124JFCK0 $    6,963,000
InterNotes Series II          5/15/08      4.750%  8124JFCL8 $    5,872,000
InterNotes Series II          5/17/10      5.350%  8124JFCM6 $    4,042,000
InterNotes Series II          5/15/13      6.000%  8124JFCN4 $   13,799,000
InterNotes Series II          5/15/06      3.500%  8124JFCP9 $    5,095,000
InterNotes Series II          5/15/08      4.350%  8124JFCQ7 $    6,396,000
InterNotes Series II          5/17/10      5.000%  8124JFCR5 $    4,386,000
InterNotes Series II          5/15/13      5.650%  8124JFCS3 $    6,782,000
InterNotes Series II          5/15/06      3.550%  8124JFCT1 $    5,709,000
InterNotes Series II          5/15/08      4.300%  8124JFCU8 $    3,331,000
InterNotes Series II          5/17/10      4.950%  8124JFCV6 $    3,570,000
InterNotes Series II          5/15/13      5.550%  8124JFCW4 $    8,128,000
InterNotes Series II          6/15/06      3.500%  8124JFCX2 $    4,169,000
InterNotes Series II          6/16/08      4.300%  8124JFCY0 $    4,599,000
InterNotes Series II          6/15/10      4.950%  8124JFCZ7 $    1,899,000
InterNotes Series II          6/17/13      5.500%  8124JFDA1 $    6,340,000
InterNotes Series II          6/15/06      3.300%  8124JFDB9 $    5,513,000
InterNotes Series II          6/16/08      4.100%  8124JFDC7 $    6,630,000
InterNotes Series II          6/15/10      4.750%  8124JFDD5 $    2,249,000
InterNotes Series II          6/17/13      5.400%  8124JFDE3 $   14,202,000
InterNotes Series II          6/15/06      2.700%  8124JFDF0 $    4,823,000
InterNotes Series II          6/16/08      3.550%  8124JFDG8 $    2,480,000
InterNotes Series II          6/15/10      4.250%  8124JFDH6 $    3,806,000
InterNotes Series II          6/17/13      4.900%  8124JFDJ2 $    4,289,000
InterNotes Series II          6/15/06      2.700%  8124JFDK9 $    1,808,000
InterNotes Series II          6/15/08      3.500%  8124JFDL7 $    1,682,000
InterNotes Series II          6/15/10      4.150%  8124JFDM5 $    2,234,000
InterNotes Series II          7/15/06      2.900%  8124JFDN3 $    4,112,000
InterNotes Series II          7/15/08      3.850%  8124JFDP8 $    2,450,000
InterNotes Series II          7/15/10      4.550%  8124JFDQ6 $    5,013,000
 Retail                        2/1/43      7.400%  812404507 $  250,000,000